Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

(as of March 16, 2012)

Name of Entity	Jurisdiction of Incorporation/Organization
DC Financial, LLC	Tennessee
Dolgencorp, LLC (f/k/a Dolgencorp, Inc.)	Kentucky
Dolgencorp of New York, Inc.	Kentucky
Dolgencorp of Texas, Inc.(1)	Kentucky
Dolgen I, Inc.	Tennessee
Dolgen II, Inc.	Tennessee
Dolgen III, Inc.	Tennessee
Dolgen California, LLC (f/k/a DG Strategic IV, LLC)	Tennessee
Dolgen Midwest, LLC (f/k/a DG Strategic III, LLC)(2)	Tennessee
DG eCommerce, LLC (f/k/a Strategic V, LLC)	Tennessee
DG Strategic I, LLC	Tennessee
DG Strategic II, LLC	Tennessee
DG Strategic VI, LLC	Tennessee
DG Strategic VII, LLC	Tennessee
DG Strategic VIII, LLC	Tennessee
DG Transportation, Inc.	Tennessee
DG Logistics LLC(3)	Tennessee
South Boston Holdings, Inc.	Delaware
Sun-Dollar, L.P.(4)	California
South Boston FF&E, LLC(5)	Delaware
DG Promotions, Inc.	Tennessee
DG Retail, LLC(6)	Tennessee
Ashley River Insurance Company, Inc.	South Carolina
DGC Holdings, LLC	Delaware
Dollar General Global Sourcing Limited(7)	Hong Kong
Dollar General Literacy Foundation(8)	Tennessee
Dollar General Partners(9)	Kentucky
Retail Property Investments, LLC	Delaware
Retail Risk Solutions, LLC	Tennessee

(1)         A corporation in which the sole shareholder is DG Strategic I, LLC.

(2)         A limited liability company in which DG Strategic I, LLC is the sole member.

(3)         A limited liability company in which DG Transportation, Inc. is the sole member.

(4)         A limited partnership in which the general partner is South Boston Holdings, Inc. and the limited partner is Dollar General Corporation.

(5)         A limited liability company in which Sun-Dollar, L.P. is the sole member.

(6)         A limited liability company in which DG Promotions, Inc. is the sole member.

(7)         Held 99.9% by Dollar General Corporation and 0.1% by DGC Holdings, LLC.

(8)         A nonprofit, public benefit membership corporation in which Dollar General Corporation is the sole member.

(9)         A general partnership in which the general partners are Dollar General Corporation and DG Promotions, Inc.